PROMISSORY NOTE

$[______]	New York, New York [_________], 2013

FOR VALUE RECEIVED, MSMB CAPITAL MANAGEMENT, LP (“MSMB Capital LP”), a Delaware limited partnership, MSMB CAPITAL MANAGEMENT LLC (“MSMB Capital LLC”), a Delaware limited liability company, MSMB HEALTHCARE LP (“MSMB Healthcare”), a Delaware limited partnership, MSMB HEALTHCARE INVESTORS LLC (“MSMB Investors”), a Delaware limited liability company, MSMB HEALTHCARE MANAGEMENT LLC (“MSMB Management” and, jointly and severally with MSMB Capital LP, MSMB Capital LLC, MSMB Healthcare and MSMB Investors, the “Borrowers”), a Delaware limited liability company, promises to pay to the order of Retrophin, Inc., (the “Lender”), a Delaware corporation, this Promissory Note (including all modifications, substitutions, renewals or extensions hereof, this "Note"), the principal sum of [__________] Dollars ($[__________]) together with interest on the unpaid principal balance at the rate and on the terms provided herein.

1.
Interest Rate: Interest shall accrue on the unpaid principal balance of the Note at the rate of 5% per annum (the “Interest Rate”) from the date hereof until the Note is paid in full.  Interest shall be paid for the actual number of days elapsed based on a 360-day year and shall be payable together with payments of principal.

2.
Maturity Date:   The term of the Note shall be the period commencing on the date hereof and ending on the earlier of (a) the first (1st) anniversary hereof and (b) such earlier date as the Note may be required to be paid, by acceleration or otherwise (the “Maturity Date”).

3.
Payment.  The outstanding accrued, but unpaid, interest and principal balance due under the Note shall be due and payable on the Maturity Date.  If the Maturity Date is not a Business Day, payments shall be due on the next Business Day.  For purposes of the Note, “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

4.
Pre-Payment. The Note may be prepaid in whole or in part in integral multiples of $10,000 at any time or from time to time during the term of the Note.    There will be no penalty for pre-payment of the Note.

5.	Default. The unpaid principal, interest and other amounts and charges due under the Note shall be immediately due and payable upon the occurrence of the following:

a.	Default in any payment of principal or interest due on the Note or default under any other provision of the Note; or

b.
The Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of any trustee for the Borrower or any substantial part of its property, commences any proceeding relating to the Borrower under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against the Borrower any such action or proceeding which remains undismissed for a period of thirty (30) days, or the Borrower by any act indicates its consent to, approval of or acquiescence in any such action or proceeding or the appointment of any receiver of or any trustee for the Borrower or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of thirty (30) days.

6.
Default Rate.  In the event of any default hereunder, interest as of the date of default shall thereafter accrue on the unpaid balance of the Note at the rate of [5% per annum] but in no event in excess of the highest rate provided by applicable law (the "Default Rate").  The Default Rate specified in the Note is not intended nor shall be deemed as liquidated damages or a penalty.  The Default Rate constitutes a material covenant of the Note and is a material inducement for the Lender to make the loan evidenced by the Note.

7.
Waiver.   Presentment for payment and demand for payment, notice of dishonor, protest and notice of protest, notice of non-payment, notice of intent to accelerate the maturity and acceleration are hereby waived.

8.	Amendment. The Note cannot be modified, discharged or terminated except in writing signed by the Borrower and the Lender.

9.	Cost of Collection. The Borrower shall pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the Lender in collecting or enforcing the Note.

10.
Governing Law.   The Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

11.
Savings Clause.  Any provision herein or in any other agreement or commitment between the Borrower and the Lender, whether written or oral, expressed or implied, to the contrary notwithstanding, the Lender shall never be entitled to charge, receive, or collect, nor shall amounts received hereunder be credited as interest so that the Lender shall be paid, a sum greater than interest at the maximum nonusurious interest rate, if any, that at any time may be contracted for, charged, received, or collected on the indebtedness evidenced by the Note under applicable law (the “Maximum Rate”). It is the intention of the parties that the Note shall comply with applicable law. If the Lender ever contracts for, charges, receives, or collects, anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of the Note, delay in advancing proceeds of the Note; or other event, should cause such interest to exceed interest at the Maximum Rate, any such excess amount shall be applied to the reduction of the unpaid principal balance of the Note or any other indebtedness owed to the Lender by the Borrower, and if the Note and such other indebtedness is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest hereon exceeds interest at the Maximum Rate, the total amount of interest shall be spread throughout the entire term of the Note until its payment in full in a manner which will cause the interest rate on the Note not to exceed the Maximum Rate.

12.
Jurisdiction.  (a)  THE NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF SUCH STATE AND ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR IN CONNECTION THEREWITH SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK AND THE UNDERSIGNED SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS.

(b)  TO THE EXTENT LEGALLY PERMISSIBLE, BOTH LENDER AND BORROWER WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS UNDER THE NOTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

13.
Independent Legal Counsel.  Each party hereto has been advised, and has had the opportunity to consult with independent legal counsel regarding its rights and obligations under the Note and acknowledges that it fully understandings the terms and conditions contained herein.

The Borrower agrees to the terms of the Note by signing below.

MSMB CAPITAL MANAGEMENT LLC

By:____________________________
Name: Martin Shkreli
Title: Managing Member

MSMB CAPITAL MANAGEMENT LP
By MSMB Capital Management LLC, its general partner

By:____________________________
Name: Martin Shkreli
Title: Managing Member

MSMB HEALTHCARE LP
By MSMB Healthcare Investors LLC, its general partner

By:____________________________
Name: Martin Shkreli
Title: Managing Member

MSMB HEALTHCARE INVESTORS LLC

By:____________________________
Name: Martin Shkreli
Title: Managing Member

MSMB HEALTHCARE MANAGEMENT LLC

By:____________________________
Name: Martin Shkreli
Title: Managing Member